EXHIBIT 10.1

May 17, 2013

TO: THE BOARD OF DIRECTORS
        COMMAND CENTER, INC.

For personal reasons, I hereby resign as Chief Financial Officer and as an employee of Command Center, Inc., effective immediately.  I confirm for you that I have no disagreement on any matter relating to the Company’s operations, policies or practices.

I wish you all the best in the future.

Sincerely,

 /s/ Dan Jackson